    As filed with the Securities and Exchange Commission on April 18, 2000
                                                       Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                                BP Amoco p.l.c.
            (Exact name of Registrant as specified in its charter)

                                ---------------

             England                              None
           (State or other jurisdiction     (I.R.S. Employer
        of incorporation or organization)  Identification No.)

                                Britannic House
                               1 Finsbury Circus
                           London EC2M 7BA, England
                   (Address of Principal Executive Offices)

            ATLANTIC RICHFIELD COMPANY CAPITAL ACCUMULATION PLAN II
                   CH-TWENTY, INC. CAPITAL ACCUMULATION PLAN
      1985 ATLANTIC RICHFIELD COMPANY EXECUTIVE LONG-TERM INCENTIVE PLAN
      ATLANTIC RICHFIELD COMPANY STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                          (Full Titles of the Plans)

                                ---------------

                            DANIEL B. PINKERT, ESQ.
                             BP Amoco Corporation
                200 E. Randolph Drive, Chicago, Illinois 60601
                                (312) 856-6111
 (Name, address including zip code, and telephone number, including area code, of agent for service)

                                   Copy to:

                              DIANE A. WARD, ESQ.
                      Senior Counsel-Securities & Finance
                          Atlantic Richfield Company
             333 South Hope Street, Los Angeles, California 90071
                                (213) 486-2808

                                ---------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
                                                             Proposed        Proposed
                                               Amount        Maximum          Maximum       Amount of
            Title of Securities                 to be     Offering Price     Aggregate     Registration
             to be Registered               Registered(2)  Per Share(3)  Offering Price(3)    Fee(3)
-------------------------------------------------------------------------------------------------------
Ordinary Shares(1)........................   152,520,000      $8.35       $1,273,542,000     $336,215
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to certain of the employee benefit plans described herein.

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the plans in connection with share splits, share dividends or similar transactions.

(3) Estimated solely for the purposes of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(h) based on the average of the high and low quotation for Ordinary Shares of BP Amoco p.l.c. on the London Stock Exchange on April 17, 2000 and the noon buying rate for pounds sterling of (Pounds)1.00=$1.5853, as announced by the Federal Reserve on that date.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1. Plan Information

   All information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

ITEM 2. Registrant Information and Employee Plan Annual Information

   All information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Certain Documents By Reference.

   The reports listed below have been filed with or furnished to the Securities Exchange Commission (the "Commission") by BP Amoco p.l.c., formerly The British Petroleum Company p.l.c. ("BP Amoco"), and are incorporated herein by reference to the extent not superseded by documents or reports subsequently filed or furnished:

    . BP Amoco's Annual Report on Form 20-F for the year ended December 31,
      1999.

    . BP Amoco's Report on Form 6-K dated March 27, 2000.

   In addition, all filings on Form 20-F filed by BP Amoco pursuant to the Securities Exchange Act of 1934 and, to the extent designated therein, Reports on Form 6-K filed by BP Amoco, after the date of this Registration Statement and prior to the termination of the distribution contemplated hereby are incorporated by reference in this Registration Statement from the date of filing or furnishing such documents or reports.

   The following report has been filed with or furnished to the Commission by the following plan, and is incorporated herein by reference to the extent not superseded by documents or reports subsequently filed or furnished: The Annual Report on Form 11-K of the Atlantic Richfield Capital Accumulation Plan II (the "ARCO Plan") for the transition period July 1, 1998 to March 14, 1999.

ITEM 4. Description of Securities.

   Not applicable.

ITEM 5. Interests of Named Experts and Counsel.

   The validity of the Ordinary Shares registered herein has been passed upon by Peter B.P. Bevan, Group General Counsel of BP Amoco. The validity of the plan interests in the ARCO Plan and the CH-Twenty, Inc. Capital Accumulation Plan sponsored by ARCO (collectively with the ARCO Plan, the "ARCO Plans") have been passed upon by Diane A. Ward, Senior Counsel--Securities & Finance, Atlantic Richfield Company.

ITEM 6. Indemnification of Directors and Officers.

   Article 137 of BP Amoco's Articles of Association provides:

   "Subject to the provisions of and so far as may be consistent with the Statutes, every Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and/or discharge of his duties and/or the exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office."

   Section 310 of the Companies Act 1985 (as amended by Section 137 of the Companies Act 1989) provides as follows:

   "310--Provisions exempting officers and auditors from liability.

   (1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

   (2) Except as provided by the following subsection, any such provision is void.

   (3) This section does not prevent a company

     (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

     (b) from indemnifying any such officer or auditor against any liability incurred by him -

       (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favor or he is acquitted, or

       (ii) in connection with any application under section 144(3) or (4) (acquisition of shares by innocent nominee) or Section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

   Section 727 of the Companies Act 1985 of the United Kingdom provides as follows:

   "727--Power of court to grant relief in certain circumstances:

   (1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

   (2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

   (3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

   BP Amoco maintains directors' and officers' liability insurance for its directors and officers.

ITEM 7. Exemption from Registration Claimed.

   Not applicable.

ITEM 8. Exhibits.

   See the Exhibit Index which is incorporated herein by reference. The Registrant hereby undertakes that it will submit, or has submitted, the ARCO Plans and any amendments thereto to the Internal Revenue Service ("IRS"), and has made or will make all changes required by the IRS in order to qualify the ARCO Plans.

ITEM 9. Undertakings.

   The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was required) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by references in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned Registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report on Form 20-F pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of each of the Savings Plans annual reports on Form 11-K pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          SIGNATURE OF BP AMOCO P.L.C.

   Pursuant to the requirements of the Securities Act of 1933, BP Amoco p.l.c. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on the 17th day of April, 2000.

                                          BP AMOCO p.l.c.

                                                 /s/ Judith C. Hanratty
                                          By: _________________________________
                                                     Name: Judith C. Hanratty
                                                     Title:  Company Secretary

   KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert D. Agdern and Daniel B. Pinkert, his or her true and lawful attorneys-in-fact, each with power of substitution, in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto the said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities on the 17th day of April, 2000.

             Signature                                 Title
             ---------                                 -----
      /s/ P. D. Sutherland           Non-Executive Chairman
____________________________________
          P. D. Sutherland

      /s/ Sir Ian Prosser            Non-Executive Deputy Chairman
____________________________________
          Sir Ian Prosser

      /s/ Sir John Browne            Executive Director and Group Chief
____________________________________  Executive (Principal Executive Officer)
          Sir John Browne

   /s/ Dr. J. G. S. Buchanan         Executive Director and Chief Financial
____________________________________  Officer (Principal Financial and
       Dr. J. G. S. Buchanan          Accounting Officer)


        /s/ Rodney Chase             Executive Director and Deputy Chief
____________________________________  Executive Officer
            Rodney Chase


       /s/ W. Douglas Ford           Executive Director
____________________________________
          W. Douglas Ford

             Signature                                 Title
             ---------                                 -----
   /s/ Dr. C.S. Gibson-Smith         Executive Director
____________________________________
       Dr. C. S. Gibson-Smith

        /s/ R. L. Olver              Executive Director
____________________________________
            R. L. Olver

      /s/ B. K. Sanderson            Executive Director
____________________________________
          B. K. Sanderson

        /s/ R. S. Block              Non-Executive Director
____________________________________
            R. S. Block

        /s/ J. H. Bryan              Non-Executive Director
____________________________________
            J. H. Bryan

      /s/ E. B. Davis, Jr.           Non-Executive Director
____________________________________
          E. B. Davis, Jr.

        /s/ R. J. Ferris             Non-Executive Director
____________________________________
            R. J. Ferris

        /s/ C. F. Knight             Non-Executive Director
____________________________________
            C. F. Knight

       /s/ F. A. Maljers             Non-Executive Director
____________________________________
           F. A. Maljers

      /s/ Dr. W. E. Massey           Non-Executive Director
____________________________________
          Dr. W. E. Massey

       /s/ H. M. P. Miles            Non-Executive Director
____________________________________
           H. M. P. Miles

    /s/ Sir Robin Nicholson          Non-Executive Director
____________________________________
        Sir Robin Nicholson

        /s/ M. H. Wilson             Non-Executive Director
____________________________________
            M. H. Wilson

    /s/ Sir Robert P. Wilson         Non-Executive Director
____________________________________
        Sir Robert P. Wilson

/s/ The Lord Wright of Richmond      Non-Executive Director
____________________________________
    The Lord Wright of Richmond

     /s/ Daniel B. Pinkert           Authorized Representative in the United
____________________________________  States
         Daniel B. Pinkert

    SIGNATURE OF THE ATLANTIC RICHFIELD COMPANY CAPITAL ACCUMULATION PLAN II

   Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 17, 2000.

                                          ATLANTIC RICHFIELD COMPANY CAPITAL
                                          ACCUMULATION PLAN II

                                          By: Atlantic Richfield Company
                                              Capital Accumulation Plan II
                                              Secretary of the Administrative
                                              Committee

                                               /s/ Cynthia L. Bengtson
                                          By: _________________________________
                                                    Cynthia L. Bengtson

           SIGNATURE OF THE CH-TWENTY, INC. CAPITAL ACCUMULATION PLAN

   Pursuant to the requirement of the Securities Act of 1933, the plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 17, 2000.


                                          By: CH-Twenty, Inc. Capital
                                              Accumulation Plan
                                              Secretary to the Administration
                                              Committee

                                          By:   /s/ Cynthia L. Bengtson
                                             _______________________________
                                                   Cynthia L. Bengston

                                 EXHIBIT INDEX

 Exhibit
   No.                                 Description
 -------                               -----------

 4.1 Memorandum and Articles of Association of BP Amoco as amended to date, incorporated by reference to BP Amoco's report on Form 20-F for the year ended December 31, 1999.

 4.2 Amended and Restated Deposit Agreement dated as of December 31, 1998 to Deposit Agreement dated as of February 1, 1970, among BP Amoco p.l.c., Amoco Corporation, Morgan Guaranty Trust Company of New York and all holders from time to time of American Depositary Receipts issued thereunder, including the form of American Depositary Receipts, incorporated by reference to Exhibit (a)(2) to the Registration
         Statement on Form F-6 (No. 333-10928).

 4.3(a)  Amended and Restated Atlantic Richfield Company Capital Accumulation
         Plan (the "CAP Plan"), effective March 15, 1999, incorporated by reference to Exhibit 10.1 to Atlantic Richfield Company's Report on
         Form 10-Q for the period ended September 30, 1999, under File No. 1-
         1196.

 4.3(b) CAP Plan II Trust Agreement between the Company and State Street Bank and Trust Company, as Trustee for the CAP Plan II (the "Trustee"), effective July 1, 1988, filed as exhibit to the Registration Statement on Form S-8 of Atlantic Richfield Company (No. 333-26901).

 4.3(c)  Amendment No. 1 to the Cap Plan II Trust Agreement between Atlantic
         Richfield Company and the Trustee for the CAP Plan II, effective
         August 5, 1996, incorporated by reference to Exhibit [  ] to
         Registration Statement on Form S-8 of Atlantic Richfield Company (No.
         333-26901) filed May 12, 1997.

 4.4 Amended and Restated CH-Twenty, Inc. Capital Accumulation Plan, incorporated by reference to Exhibit 10.2 to Atlantic Richfield
         Company's Report on Form 10-Q for the period ended September 30, 1999, under File No. 1-1196.

 4.5(a) Atlantic Richfield Company's 1985 Executive Long-Term Incentive Plan, as adopted by the Board of Directors of ARCO on May 28, 1985, and effective as of that date, as amended through July 28, 1997, incorporated by reference to Exhibit 10.6 to Atlantic Richfield
         Company's Report on Form 10-K for the year 1997, under File No. 1-
         1196.

 4.5(b)  Amendment No. 10 to the Atlantic Richfield Company 1985 Executive
         Long-Term Incentive Plan, effective as of July 18, 1997, incorporated by reference to Exhibit 10.5 to Atlantic Richfield Company's Report on
         Form 10-Q for the quarterly period ended September 30, 1998, under File No. 1-1196.

 4.5(c)  Amendment No. 11 to the Atlantic Richfield Company 1985 Executive
         Long-Term Incentive Plan, effective as of July 18, 1997, incorporated by reference to Exhibit 10.6 to Atlantic Richfield Company's Report on
         Form 10-Q for the quarterly period ended September 30, 1998, under File No. 1-1196.

 4.5(d)  Amendment No. 12 to Atlantic Richfield Company 1985 Executive Long-
         Term Incentive Plan, effective March 23, 1999, incorporated by reference to Exhibit 10.3 to Atlantic Richfield Company's Report on
         Form 10-Q for the period ended September 30, 1999, under File No. 1-
         1196.

 4.5(e)  Amendment No. 13 to Atlantic Richfield Company 1985 Executive Long-
         Term Incentive Plan, effective March 31, 1999, incorporated by reference to Exhibit 10.4 to Atlantic Richfield Company's Report on
         Form 10-Q for the period ended September 30, 1999, under File No. 1-
         1196.

 Exhibit
   No.                                 Description
 -------                               -----------

 4.6(a)  Stock Option Plan for Outside Directors effective as of December 17,
         1990, incorporated by reference to Exhibit 10.14 to Atlantic Richfield
         Company's report on Form 10-K for the year 1990, under File No. 1-
         1196.

 4.6(b) Amendment No. 1 to the Stock Option Plan for Outside Directors, effective as of June 22, 1992, incorporated by reference to Exhibit
         10.13(b) to Atlantic Richfield Company's report on Form 10-K for the year 1992, under File No. 1-1196.

 4.6(c) Amendment No. 2 to the Stock Option Plan for Outside Directors amended effective as of April 1, 1997, incorporated by reference to Exhibit
         10.10(c) to Atlantic Richfield Company's report on Form 10-K for the year 1997, under File No. 1-1196.

 4.6(d) Amendment No. 3 to the Stock Option Plan for Outside Directors amended effective as of April 1, 1997, incorporated by reference to Exhibit
         10.10(d) to Atlantic Richfield Company's report on Form 10-K for the year 1997, under File No. 1-1196.

 5.1 Opinion of Peter B.P. Bevan, General Counsel of BP Amoco, as to the validity of the Ordinary Shares being registered.

 5.2     Opinion of Diane A. Ward, Senior Counsel--Securities & Finance of
         Atlantic Richfield Company, as to the validity of the plan interests being registered.

 23.1    Consent of Ernst & Young, independent auditors, London, England.

 23.2    Consent of PricewaterhouseCoopers LLP, independent accountants,
         Chicago, Illinois.

 23.3    Consent of PricewaterhouseCoopers LLP, independent accountants, Los
         Angeles, California.

 23.4    Consent of Peter B.P. Bevan, General Counsel of BP Amoco (included in
         Exhibit 5).

 23.5    Consent of Diane A. Ward, Senior Counsel of Atlantic Richfield Company
         (included in Exhibit 5).

 24      Powers of Attorney (included on the signature page hereof).